UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 3, 2016

First Priority Tax Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-199336	46-5250836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

137 N. Main Street, Suite 200A, Dayton, Ohio	45402
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (859) 268-6264

____________________________________________________

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 3, 2016, the Board of Directors of First Priority Tax Solutions, Inc. (the “Company”) determined, upon the recommendation of the Company’s management, and in consultation with the Company’s independent registered public accounting firm, that the Company should restate its previously issued financial statements for the fiscal year ended June 30, 2015 due to certain errors made in the accounting for certain revenue and cost of revenue contained therein, as discussed below. Accordingly, the financial statements contained in the Company’s Form 10-K for the fiscal year ended June 30, 2015 filed with the Securities and Exchange Commission on October 7, 2015, as well as the Form 10-Qs for the prior two fiscal quarters ended December 31, 2014 and March 31, 2015, should no longer be relied upon.

This error occurred in the accounting for the Company’s fiscal 2015 revenue of $8,900 and cost of revenue of $2,400 in connection with the Company’s two initial residential property transactions during the quarter ended September 30, 2014. The $2,400 was booked as contribution of capital and cost of revenue. The Company subsequently determined that these amounts did not properly relate to a purchase and sale transaction and should be reclassified as capital contributions by the Company’s majority shareholder. As a result, the accounting for the revenue has been revised to reflect a net amount of an additional $6,500 to be recorded as a capital contribution. While the Company’s review is not yet complete, it has progressed sufficiently to enable the Company to conclude that the effect of these error corrections would increase net loss and basic and diluted loss per share for the fiscal year ended June 30, 2015. The adjustments only affect the fiscal year ended June 30, 2015, and have no effect on the Company’s net loss, cash flows and liquidity for the fiscal year ended June 30, 2016.

The Company expects to file in the near future its Form 10-K for the fiscal year ended June 30, 2016 to reflect the restatement. The Company intends to include in the fiscal 2016 Form 10-K restated annual and quarterly financial data for the periods impacted. The Company will label the financial information in the 2016 Form 10-K “As Restated” and will provide explanatory disclosure consistent with the requirements of Accounting Standard Codification (“ASC”) 250, “Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3.”

The Company’s Board of Directors discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, RBSM LLP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PRIORITY TAX SOLUTIONS INC.

Date: October 5, 2016	By:	/s/ Michael Heitz
	Name:	Michael Heitz
	Title:	President and Chairman of the Board

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